UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2016 (November 4, 2016)

HO WAH GENTING GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-199965	47-1662242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia	N/A
(Address of principal executive offices)	(Zip Code)

+ 603 – 2141 - 6422
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Amendment No.1 to Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to anticipated future events, future results of operations or future financial performance.  These forward-looking statements include, but are not limited to, statements related to our ability to raise sufficient capital to finance our planned operations, our ability to develop or market our products, our ability to successfully compete in the marketplace, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

We cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 9, 2016 (the “Initial 8-K”),  Ho Wah Genting Group Limited completed its acquisition by three-cornered amalgamation of Ho Wah Genting Group SDN BHD, a Malaysian corporation (“HWGG”).  As a result of the acquisition, HWGG became our wholly-owned subsidiary.  For accounting purposes, the acquisition was accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity and HWGG is treated as the acquiring entity with the continuing operations.

This Amendment No. 1 to Form 8-K (the “Amended 8-K) is being filed to provide financial statements and related data of HWGG for the nine months ended September 30, 2016 and 2015, and the period from December 31, 2015 through December 31, 2014, which financial statements are filed in this Amendment No. 1 to Current Report on Form 8-K as Exhibit 99.1  (See Item 9.01(a) below).  We are also filing as Exhibit 99.2 to this Amended 8-K revised pro forma financial information to reflect the revised financial statements of HWGG filed as Exhibit 99.1 with the Amended 8-K (see Item 9.02(b) below).

We have also included a revised “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under Item 2.01—Completion of Acquisition or Disposition of Assets”—“Item 2. Financial Statements” to give effect to the financial results for the period ended September 30, 2016 of HWGG as presented in Exhibit 99.1.

Except as specifically stated above, this Amended 8-K does not otherwise update information in the Initial 8-K to reflect facts or events occurring subsequent to the date of the Initial 8-K.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Ho Wah Genting Group Limited after giving effect to our acquisition of HWGG and the related transactions described below, unless the context requires otherwise.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As a result of the Share Exchange and the change in business and operations of the Company, from engaging in the business of computer support services to the business of (1) promoting travel and entertainment through the e-commerce business model by offering a unique membership program that offers its members exclusive travel discounts and rebates, (2) providing junket operator services and (3) developing and investing in real property, a discussion of the past financial results of Ho Wah Genting Group Limited is not pertinent, and under generally accepted accounting principles in the United States the historical financial results of HWGG, the accounting acquirers, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights HWGG’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the financial condition and results of operations presented herein. The following discussion and analysis is based on HWGG’s audited and unaudited financial statements contained in this Report, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, and the unaudited consolidated financial statements for the three and nine month periods ended September 30, 2016 and 2015, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the consolidated results of operations for such periods have been included in these audited consolidated financial statements. All such adjustments are of a normal recurring nature.

Overview

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements of HWGG for the three-month period and nine-month periods ended September 30, 2016 and 2015, the fiscal years ended December 31, 2015 and 2014 and the related notes thereto.

Three-month period ended September 30, 2016 compared to three-month period ended September 30, 2015

Revenue

We have recognized revenue of $19,052 and $1,466 for the three months ended September 30, 2016 and 2015, respectively, with an increase of $17,586, or approximately 1,200%. The increase for the three months ended September 30, 2016 was due to the increased demand for the junket business.

Cost of Sales

Cost of sales for the three months ended September 30, 2016 was $3,082, compared to $4,846 for the three months ended September 30, 2015, a decrease of $1,764. The reason is because of the Company’s effective cost control which lowers the cost of sales.

Gross Profit

Gross profit was $15,970 for the three months ended September 30, 2016, compared to gross loss of $3,380 for the three months ended September 30, 2015, an increase of $19,350, or 572%. The increase was due to the increase in junket business.

Operating Expenses

For the three months ended September 30, 2016, we incurred total operating expenses in the amount of $106,900. For the three months ended September 30, 2015, we incurred total operating expenses in the amount of $62,693. Operating expenses increased by $44,207, or 71%, which was mainly due to the increase in discount rewards by $31,182, commission payables by $8,895 and employee salaries by $537, due to the increase in our customer base.

Nine-month period ended September 30 2016 compared to nine-month period ended September 30, 2015

Revenue

We have recognized revenue of $19,052 and $4,762 for the nine months ended September 30, 2016 and 2015, with an increase of $14,290, or approximately 300%. The increase for the nine months ended September 30, 2016 was due to the increased demand for the junket business.

Cost of Sales

Cost of sales for the nine months ended September 30, 2016 was $3,082, compared to $4,846 for the nine months ended September 30, 2015, a decrease of $1,764 was due to the Company’s effective cost control which lowers the cost of sales.

Gross Profit

Gross profit was $15,970 for the nine months ended September 30, 2016, compared to gross loss of $84 for the nine months ended September 30, 2015, an increase of $16,054, or 19,112%. The increase was due to the increase in junket business.

Operating Expenses

For the nine months ended September 30, 2016, we incurred total operating expenses in the amount of $272,353. For the nine months ended September 30, 2015, we incurred total operating expenses in the amount of $100,064. The operating expenses increased by $172,289, or 172%, which was mainly due to the increase in discount rewards by $94,593, commission payables by $44,162, and employee salaries by $15,828, due to the increase in customer base.

For the year ended December 31, 2015 compared to December 31, 2014

Revenue

We recognized revenue of $35,019 and $7,340 for the year ended December 31, 2015 and 2014 respectively. The increase for the year ended December 31, 2015 was due to the acquisition of the subsidiary company, Beedo which generated revenue from its information services operations.

Cost of Sales

Cost of sales for the year ended December 31, 2015 was $10,194, compared to $0 for the year ended December 31, 2014. Since Beedo, which contributed the major business operations of the Company, was not acquired until June 25, 2015. There was no cost of sales incurred in prior periods.

Gross Profit

Gross profit was $24,825 for the year ended December 31, 2015, compared to $7,340 for the year ended December 31, 2014, an increase of $17,485, or 238%. The increase was attributable the increase in revenue due to the acquisition of the subsidiary company.

Operating Expenses

For the year ended December 31, 2015, the total operating expenses was $215,795, compared to $6,301 for the year ended December 31, 2014. The operating expenses increased by $209,494, or 3,325%, which mainly caused by the increase in salaries by $24,418, discount rewards by $40,571, and commission payables by $36,174, due to the increase in customer base.

Liquidity and Capital Resources

As of September 30, 2016, we had a cash balance of $695,029. During the nine months ended September 30, 2016, net cash provided by operating activities totaled $280,966. Net cash provided by investing activities totaled $5,077. Net cash used in financing activities during the period totaled $87,054. The resulting change in cash for the period was an increase of $232,022, which was primarily due to cash in from other payables and accrued expenses. As of September 30, 2015, we had a cash balance of $153,623. During the nine months ended September 30, 2015, net cash provided by operating activities totaled $172,129. Net cash used in investing activities totaled $52,793. Net cash provided by financing activities during the period totaled $88,220. The resulting change in cash for the period was an increase of $147,506, which was primarily due to cash in from other payables and accrued expenses.

As of December 31, 2015, we had a cash balance of $471,907. During the year ended December 31, 2015, net cash provided by operating activities totaled $528,854. Net cash used in investing activities totaled $68,720. Net cash provided by financing activities during the period totaled $92,963. The resulting change in cash for the period was an increase of $465,790, which was primarily due to the increase of other payables. Compare to December 31, 2014, we had a cash balance of $6,117. During the year ended December 31, 2014, net cash used in operating activities totaled $155,367. Net cash provided by investing activities totaled $156,932. No cash was generated from financing activities. The resulting change in cash for the period was an increase of $1,143, which was primarily due to the revocation of property, plant and equipment, which was offset by the decrease in other payables and accruals.

As of September 30, 2016, we had current liabilities of $2,201,790, which was comprised of other payables and accruals of $2,138,536, and amount due to related party of $63,254.

As of December 31, 2015, we had current liabilities of $914,677, which was comprised of other payables and accrual of $906,941 and amounts due to directors of $7,736.

As of December 31, 2014, we had current liabilities of $648, which was comprised of the other payables and accrual of $648.

We had net assets of $136,524, $501,492 and $669,245 as of September 30, 2016, December 31, 2015 and December 31, 2014, respectively.

Beedo SDN BHD (“Beedo”)

The Company acquired a majority ownership interest in Beedo on June 25, 2015. On August 12, 2016, the Company transferred its shares of Beedo to its related party, Dato’ Lim Hui Boon, for the consideration of $126,708 (RM 510,000).

Off-Balance Sheet Arrangements

We have no “off-balance sheet arrangements” (as the term is defined in Item 303(a)(4)(ii) of Regulation S-K) including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2016, December 31, 2015and December 31, 2014.

Revenue Recognition

The Company provides rental and information technology services to customers. Lease revenue is recognized using the straight-line method in accordance with ASC Topic 970-605, “Real Estate-General-Revenue Recognition” (“ASC Topic 970-605”). Revenue from the provision of information technology services is recognized when (a) there is persuasive evidence that an arrangement exists, (b) delivery has occurred, (c) the vendor’s fee is fixed or determinable and (d) collectability is probable in accordance with ASC Topic 95-605, “Software-Revenue Recognition” (“ASC 985-605”).

Recent Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued an Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

The ASU focuses on the consolidation evaluation for reporting organizations (public and private companies and not-for-profit organizations) that are required to evaluate whether they should consolidate certain legal entities.

In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification™ and improves current GAAP by:

-Placing more emphasis on risk of loss when determining a controlling financial interest. A reporting organization may no longer have to consolidate a legal entity in certain circumstances based solely on its fee arrangement, when certain criteria are met.

-Reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE).

-Changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

The ASU will be effective for periods beginning after December 15, 2015, for public companies. For private companies and not-for-profit organizations, the ASU will be effective for annual periods beginning after December 15, 2016; and for interim periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period.

The FASB has issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. Examples of cloud computing arrangements include: (a) software as a service; (b) platform as a service; (c) infrastructure as a service; and (d) other similar hosting arrangements.

The amendments add guidance to Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, which will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The guidance already exists in the FASB Accounting Standards Codification™ in paragraphs 985-605-55-121 through 55-123, but it is included in a Subtopic applied by cloud service providers to determine whether an arrangement includes the sale or license of software.

The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities.

An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. For prospective transition, the only disclosure requirements at transition are the nature of and reason for the change in accounting principle, the transition method, and a qualitative description of the financial statement line items affected by the change. For retrospective transition, the disclosure requirements at transition include the requirements for prospective transition and quantitative information about the effects of the accounting change.

The FASB has issued ASU No. 2015-06, Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force). The amendments apply to master limited partnerships subject to the Master Limited Partnerships Subsections of Topic 260, Earnings per Share, which receive net assets through a dropdown transaction.

The amendments specify that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required.

Current GAAP does not contain guidance for master limited partnerships that specifies how historical earnings per unit should be affected when a dropdown transaction occurs that is accounted for as a transaction between entities under common control.

The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments should be applied retrospectively for all financial statements presented.

The FASB has issued Accounting Standards Update 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The amendments apply to reporting entities that elect to measure the fair value of an investment using the net asset value per share (or its equivalent) practical expedient.

Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. For investments that are redeemable with the investee at a future date, a reporting entity must consider the length of time until those investments become redeemable to determine the classification within the fair value hierarchy.

The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09. The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

The FASB has issued Accounting Standards Update (ASU) No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments.

U.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Those adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The acquirer also must revise comparative information for prior periods presented in financial statements as needed, including revising depreciation, amortization, or other income effects as a result of changes made to provisional amounts.

The amendments require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

The amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued.

The only disclosures required at transition should be the nature of and reason for the change in accounting principle. An entity should disclose that information in the first annual period of adoption and in the interim periods within the first annual period if there is a measurement-period adjustment during the first annual period in which the changes are effective.

The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial statements of businesses acquired.

In accordance with Item 9.01(a), HWGG’s audited financial statements as of, and for the years ended December 31, 2015 and 2014, HWGG’s unaudited financial statements as of, and for the three and nine months ended September 30, 2016 and September 30, 2015, and the accompanying notes, are included in this Amended 8-K as Exhibit 99.1.

(b)          Pro forma financial information.

In accordance with Item 9.01(b) and (c), the following unaudited pro forma financial information with respect to the Share Exchange with HWGG reported in Item 2.01 of this Amended 8-K are included as Exhibit 99.2.

•	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016

•	Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended September 30, 2016

•	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(c)          Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, as amended, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K, as amended, and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

99.1*	Audited Financial Statements of Ho Wah Genting Group SDN BHD for the years ended December 31, 2014 and 2015 and Unaudited Financial Statements of Ho Wah Genting Group SDN BHD for the nine months ended September 30, 2015 and 2016.

99.2*	Unaudited Pro Forma Consolidated Balance Sheet of the Company at September 30, 2016, and the Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2016 and year ended December 31, 2015.

* Filed herewith

† Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HO WAH GENTING GROUP LIMITED

Date: January 11, 2017	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Chief Executive Officer